August 6, 2019
ZAGG Supplemental Financial Information - CFO Commentary
Document reference information
The commentary in this document can be referenced in the financial information found in the press release announcing the results of operations for the three and six months ended June 30, 2019, and 2018, including certain supplemental financial information, issued earlier today. The release can be found at investors.ZAGG.com, or in the Form 8-K furnished to the Securities and Exchange Commission website at sec.gov (the URLs are included here in this exhibit as inactive textual references and information contained on, or accessible through, our websites is not a part of, and is not incorporated by reference into, this report).
Three Months Ended June 30, 2019 and 2018 Summary Results
(Amounts in millions, except per share amounts)

	For the Three Months Ended
Summary of quarter-to-date financial results	June 30, 2019	June 30, 2018

Net sales	$106.8	$118.6
Gross profit	$37.8	$37.7
Gross profit margin	35%	32%
Net (loss) income	$(5.3)	$3.2
Diluted (loss) earnings per share	$(0.18)	$0.11
Diluted operating (loss) earnings per share	$(0.09)	$0.11
Adjusted EBITDA	$2.4	$10.9
Diluted shares outstanding	29.1	28.7

	For the Three Months Ended
	June 30, 2019		June 30, 2018
Net sales by category	(%)	($)	(%)	($)

Protection (screen protection and cases)	54%	$57.6	55%	$65.1
Power (power management and power cases)	34%	$35.6	34%	$39.9
Audio	3%	$3.7	4%	$4.9
Productivity (keyboards and other)	9%	$9.9	7%	$8.7

	For the Three Months Ended
	June 30, 2019		June 30, 2018
Net sales by channel	(%)	($)	(%)	($)

Indirect channel	85%	$90.7	88%	$104.3
Website	10%	$10.5	8%	$9.6
Franchisees	5%	$5.6	4%	$4.7

	For the Three Months Ended
	June 30, 2019		June 30, 2018
Net sales by region	(%)	($)	(%)	($)

Domestic	74%	$78.6	85%	$100.5
International	26%	$28.2	15%	$18.1
2019 Second Quarter Results Discussion
(All comparisons are 2019 consolidated versus 2018 consolidated, unless otherwise noted)
Net sales
Net sales for the three months ended June 30, 2019, were $106.8 million, compared to net sales of $118.6 million for the three months ended June 30, 2018, a decrease of $11.8 million, or approximately 10%. The $11.8 million decrease in net sales was primarily attributable to (1) a decrease in sales of screen protection products due to a pull forward of shipments into the fourth quarter of 2018 ahead of a potential tariff increase and (2) decreased sales of mophie power management due to challenging sell-in comparisons during the second quarter of 2019 compared to the same period last year. Decreases in mophie power management were offset by HALO product sales. In addition, decreases in net sales were partially offset by (1) increased sales of Gear4 cases, and (2) a reduction of credits and discounts.
Gross profit
Gross profit for the three months ended June 30, 2019, was $37.8 million, or approximately 35% of net sales, compared to gross profit of $37.7 million, or approximately 32% of net sales for the three months ended June 30, 2018. The increase in gross profit margin was primarily attributable to an increase in sales of Gear4 brand cases, HALO branded power products, and InvisibleShield VisionGuard products, all which have a higher margin than historical averages.
Operating expense
Operating expenses for the three months ended June 30, 2019, were $44.0 million, compared to operating expenses of $32.5 million for the three months ended June 30, 2018, an increase of $11.5 million, or approximately 35%. The $11.5 million increase in operating expenses was primarily attributable to (1) additional selling, general and administrative expense associated with the newly acquired BRAVEN, Gear4 and HALO brands, (2) increased marketing investments to support our growing portfolio of brands and products, (3) increased selling, general and administrative expense to support online channel and international geographic expansion, and (4) higher amortization of long-lived intangibles related to the BRAVEN, Gear4 and HALO acquisitions.
Net (loss) income
As a result of the factors noted above, we reported net loss of $(5.3) million, or diluted loss per share of $(0.18), for the three months ended June 30, 2019, compared to net income of $3.2 million, or diluted earnings per share of $0.11, for the three months ended June 30, 2018.
Adjusted EBITDA
Adjusted EBITDA decreased to $2.4 million compared to $10.9 million.
Six Months Ended June 30, 2019 and 2018 Summary Results
(Amounts in millions, except per share amounts)

	For the Six Months Ended
Summary of year-to-date financial results	June 30, 2019	June 30, 2018

Net sales	$185.5	$230.6
Gross profit	$61.6	$75.3
Gross profit margin	33%	33%
Net (loss) income	$(19.8)	$10.2
Diluted (loss) earnings per share	$(0.68)	$0.36
Diluted operating (loss) earnings per share	$(0.52)	$0.36
Adjusted EBITDA	$(6.6)	$24.5
Diluted shares outstanding	29.0	28.7

	For the Six Months Ended
	June 30, 2019		June 30, 2018
Net sales by category	(%)	($)	(%)	($)

Protection (screen protection and cases)	56%	$103.9	52%	$121.0
Power (power management and power cases)	32%	$58.7	36%	$83.9
Audio	4%	$7.4	5%	$11.1
Productivity (keyboards and other)	8%	$15.5	7%	$14.6

	For the Six Months Ended
	June 30, 2019		June 30, 2018
Net sales by channel	(%)	($)	(%)	($)

Indirect channel	82%	$152.8	88%	$203.0
Website	12%	$21.5	8%	$18.9
Franchisees	6%	$11.2	4%	$8.7

	For the Six Months Ended
	June 30, 2019		June 30, 2018
Net sales by region	(%)	($)	(%)	($)

Domestic	72%	$134.3	83%	$191.8
International	28%	$51.2	17%	$38.8
2019 Year-to-Date Results Discussion
(All comparisons are 2019 consolidated versus 2018 consolidated, unless otherwise noted)
Net sales
Net sales for the six months ended June 30, 2019, were $185.5 million, compared to net sales of $230.6 million for the six months ended June 30, 2018, a decrease of $45.1 million, or approximately 20%. The $45.1 million decrease in net sales was primarily attributable to (1) a decrease in sales of screen protection products due to a pull forward of shipments into the fourth quarter of 2018 ahead of a then-expected tariff increase and (2) decreased sales of mophie power management due to challenging sell-in comparisons during the first half of 2019. Decreases in mophie power management were offset by HALO product sales. In addition, decreases in net sales were partially offset by increased sales of Gear4 cases.
Gross profit
Gross profit for the six months ended June 30, 2019, was $61.6 million, or approximately 33% of net sales, compared to gross profit of $75.3 million, or approximately 33% of net sales for the six months ended June 30, 2018. Gross profit margin has not changed significantly due to decreases in our screen protection sales offset by (1) a reduction of credits and discounts, and (2) an increase in sales of Gear4 brand cases, HALO branded power products, and InvisibleShield VisionGuard products, all which have a higher margin than historical averages.
Operating expense
Operating expenses for the six months ended June 30, 2019, were $84.9 million, compared to operating expenses of $62.1 million for the six months ended June 30, 2018, an increase of $22.7 million, or approximately 37%. The $22.7 million increase in operating expenses was primarily attributable to (1) additional selling, general and administrative expense associated with the newly acquired BRAVEN, Gear4 and HALO brands, (2) increased marketing investments to support our growing portfolio of brands and products, (3) increased selling, general and administrative expense expense to support online channel and international geographic expansion, and (4) higher amortization of long-lived intangibles related to the BRAVEN, Gear4 and HALO acquisitions.
Net (loss) income
As a result of the factors noted above, we reported net loss of $(19.8) million, or diluted loss per share of $(0.68), for the six months ended June 30, 2019, compared to net income of $10.2 million, or diluted earnings per share of $0.36, for the six months ended June 30, 2018.
Adjusted EBITDA
Adjusted EBITDA decreased to $(6.6) million compared to $24.5 million.
Balance Sheet Highlights (as of June 30, 2019, December 31, 2018, and June 30, 2018)

	June 30, 2019	December 31, 2018	June 30, 2018

Cash and cash equivalents	$12.9	$15.8	$18.6
Accounts receivable, net of allowances	$102.6	$156.7	$84.0
Inventories	$110.6	$82.9	$69.7
Line of credit	$95.4	$58.4	$20.0
Net debt (Total debt less cash)	$82.5	$42.6	$1.4
QTD Days sales outstanding (DSOs)	87	87	65
Inventory turns*	5.0x	6.8x	7.8x
* Inventory turns defined as trailing 12-month sales divided by period-end inventory. For year-over-year comparison purposes, June 30, 2019 and December 31, 2018 exclude the impact of 2018 and 2019 acquisitions.
Market Share Information
Screen Protection
From the first quarter of 2014 to the second quarter of 2019, InvisibleShield cellphone screen protection quarterly dollar market share increased from 29% to 45%. Despite several steady periods of decline over the last several years, it appears that market share losses have stabilized at 45%. Screen protection has experienced headwinds over the last few years as competition has increased at several retail outlets. To address this competitive threat, (1) we’ll be launching additional innovation into our screen protection line during the second half of 2019 to further bolster our InvisibleShield VisionGuard products and (2) launching a segmentation strategy across a number of retail customers that will allow us to address lower MSRP price points with less feature-rich products.

Cellphone Screen Protection Quarterly Market Share ($)
60%
50%
40%
30%
20%
10%
29%
45%
Q1 2014
Q2 2014
Q3 2014
Q4 2014
Q1 2015
Q2 2015
Q3 2015
Q4 2015
Q1 2016
Q2 2016
Q3 2016
Q4 2016
Q1 2017
Q2 2017
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018
Q4 2018
Q1 2019
Q2 2019
InvisibleShield
Trend Line

(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Portable Power
Portable power dollar market share increased from 19% to 22% from the fourth quarter 2016 to second quarter 2019. The quarterly increases in the fourth quarters of 2017 and 2018 is driven primarily by on-air sales of HALO products. As new products are released into the market this Fall under the mophie, HALO and iFrogz brands, we expect to compete at all price bands and grow our overall market share.
(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Battery Cases
From the fourth quarter of 2016 to the fourth quarter of 2018, mophie branded battery cases dollar market share increased from 44% to 67%. Quarterly battery case dollar market share decreased from 67% to 25% from the fourth quarter of 2018 to the first quarter of 2019 due to the launch of Apple branded battery cases during the first quarter of 2019. However, the Company announced the launch of the juice pack access during the first quarter of 2019 and loaded units into retail at the end of the quarter. As such, the quarterly battery case dollar market share increased to 36% in the second quarter of 2019. In addition, the monthly market share in the month of June exceeded 50%, securing the number one market share position in the most recent month NPD data was available. The Company expects battery case market share to increase throughout the second half as the juice pack access products will be launched closer to the release date of Fall OEM device launches than ever before in our history.
(Source: The NPD Group / Retail Tracking Service for each quarterly period; NPD data refers to dollar share and pertains only to U.S. retail sales)
Restructuring
In response to 2019 profitability headwinds and to position the Company for long-term profitable growth, the Company initiated a restructuring plan during the second quarter of 2019 and which extended into the third quarter of 2019. These initiatives include headcount reductions of approximately 10% of our global headcount, acceleration of cost synergies from recent acquisitions into 2019, and the reduction of a number of discretionary operating expense categories.
It is expected that 2019 results will include one-time severance restructuring charges totaling approximately $1.9 million, of which $0.4 million was recorded in the second quarter and the remaining will be recorded in the third quarter of 2019. These amounts have been incorporated into the guidance ranges provided. The headcount reductions are expected to provide gross annualized savings of approximately $8.0 million.
2019 Business Outlook
For the full year 2019, the Company now expects:
•Net sales of $520 million to $550 million
•Gross profit margin as a percentage of net sales in the mid 30's range
•Adjusted EBITDA of $52 million to $62 million
•Diluted operating earnings per share of $0.75 to $1.00
About Non-U.S. GAAP Financial Information
This Supplemental Financial Information - CFO Commentary (“CFO Commentary”) includes Adjusted EBITDA and Diluted Operating Earnings Per Share, which are not financial measures prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Readers are cautioned that (1) Adjusted EBITDA (earnings before stock-based compensation expense, depreciation and amortization, other income (expense), net, transaction costs, BRAVEN employee retention bonus, former CFO retention bonus, inventory step-up in conjunction with 2018 and 2019 acquisitions, consulting fee to former CEO, restructuring expenses and income tax (benefit) provision) and (2) Diluted Operating Earnings Per Share (diluted earnings per share excluding the impact of transaction costs, inventory step-up, and amortization expense – all in conjunction with the BRAVEN, Gear4 and HALO acquisitions, BRAVEN employee retention bonus, restructuring expenses and share-based compensation issued as retention) are not financial measures under U.S. GAAP. In addition, this financial information should not be construed as an alternative to any other measure of performance determined in accordance with U.S. GAAP, or as an indicator of operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. As such, it should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. We present Adjusted EBITDA and Diluted Operating Earnings Per Share because we believe that these measures are helpful to some investors as a measure of performance and to normalize the impact of acquisitions. We caution readers that non-U.S. GAAP financial information, by its nature, departs from traditional accounting conventions. Accordingly, its use can make it difficult to compare current results with results from other reporting periods and with the financial results of other companies. We have provided a reconciliation of Adjusted EBITDA and Diluted Operating Earnings Per Share to the most directly comparable U.S. GAAP measures in the supplemental financial information attached to the press release to which this CFO Commentary is also attached.
Cautionary Note Regarding Forward-Looking Statements
This CFO Commentary contains (and oral communications made by us may contain) “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict,” “project,” “target,” “future,” “seek,” “likely,” “strategy,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our outlook for the Company and statements that estimate or project future results of operations or the performance of the Company.
Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:
a.the ability to design, produce, and distribute the creative product solutions required to retain existing customers and to attract new customers;
b.building and maintaining marketing and distribution functions sufficient to gain meaningful international market share for our products;
c.the ability to respond quickly with appropriate products after the adoption and introduction of new mobile devices by major manufacturers like Apple®, Samsung®, and Google®;
d.changes or delays in announced launch schedules for (or recalls or withdrawals of) new mobile devices by major manufacturers like Apple, Samsung, and Google;
e.the ability to successfully integrate new operations or acquisitions;
f.the impacts of inconsistent quality or reliability of new product offerings;
g.the impacts of lower profit margins in certain new and existing product categories, including certain mophie products;
h.the impacts of changes in economic conditions, including on customer demand;
i.managing inventory in light of constantly shifting consumer demand;
j.the failure of information systems or technology solutions or the failure to secure information system data, failure to comply with privacy laws, security breaches, or the effect on the Company from cyber-attacks, terrorist incidents or the threat of terrorist incidents;
k.changes in U.S. and international trade policy and tariffs, including the possible effect of recent U.S. tariff proposals on selected materials used in the manufacture of products sold by the Company which are sourced from China;
l.adoption of or changes in accounting policies, principles, or estimates; and
m.changes in the law, economic and financial conditions, including the effect of enactment of US tax reform or other tax law changes.
Any forward-looking statement made by us in this CFO Commentary speaks only as of the date on which such statement is made. New factors emerge from time to time and it is not possible for management to predict all such factors, nor can it assess the impact of any such factor on the business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Readers should also review the risks and uncertainties listed in our most recent Annual Report on Form 10-K and other reports we file with the U.S. Securities and Exchange Commission, including (but not limited to) Item 1A - “Risk Factors” in the Form 10-K and Management's Discussion and Analysis of Financial Condition and Results of Operations and the risks described therein from time to time. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise. The forward-looking statements contained in this CFO Commentary are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.